UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 7, 2011

Xplore Technologies Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-52697	26-0563295
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14000 Summit Drive, Suite 900
Austin, Texas 78728
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(512) 336-7797

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information

Item 2.02 Results of Operations and Financial Condition.

On November 8, 2011, Xplore Technologies Corp. (the “Company”) issued a press release announcing its financial results for the fiscal quarter ended September 30, 2011.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.  In accordance with General Instruction B.2 of Form 8-K, Exhibit 99.1 hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Section 5 — Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 7, 2011, Frank J. Elenio resigned as a member of the Board of Directors of the Company, including as a member of the Board of Director’s Audit Committee.

On November 8, 2011, the Board of Directors of the Company appointed Kent A. Misemer as a director of the Company, and as a member of the Audit Committee, to fill the vacancies resulting from the resignation of Mr. Elenio.  In connection with his appointment to the Board of Directors, the Board of Directors granted Mr. Mesimer (i) an award of 4,000 shares of the Company’s Series D Participating Convertible Preferred Stock, par value $0.001 (the “Series D Preferred Stock”), which award will fully vest on March 31, 2012, prorated for services to be rendered by Mr. Mesimer during the remainder of the Company’s fiscal year ending March 31, 2012, and (ii) a grant of options to purchase 500,000 shares of the Company’s common stock, $0.001 par value (“Common Stock”), at exercise prices of $0.05 per share, which options vest in three equal annual installments, beginning November 8, 2012, and are exercisable for five years.

From 2003 through 2009, Mr. Misemer was the Chief Executive Officer and President of Liberty Propane, LLC, a portfolio company of Sterling Capital Partners, an independent retail propane company, which was sold in December 2009.  Previously, Mr. Misemer was the President and Chief Executive Officer of Propane Continental.  In addition to being a co-founder of Liberty Propane, Mr. Misemer was also involved in the creation of Propane Continental and Tri-Power Fuels, Inc.  Mr. Misemer serves as a director and member of the audit committee of Cornerstone Records Management, LLC, a private data storage and offsite data management company.  Mr. Misemer also serves as a director of Pro-Tech Industries, Inc. (OTCQB: PTCK), a regional leader in design/build services for the Fire Life Safety, alarm/detection, electrical and voice/data communications infrastructure segments.  Mr. Misemer’s qualifications to serve on the Company’s Board of Directors include his over 30 years of executive management experience in the propane industry supply chain as well as other industries.

On October 14, 2011, The Kent A. Misemer Revocable Trust (12/24/92), for which Mr. Misemer is a trustee, purchased in a private placement 175,000 shares of the Series D Preferred Stock for an aggregate purchase price of $175,000.  The Series D Preferred Stock issued in the private placement is convertible into shares of Common Stock at an initial conversion price of $0.04 per share, and ranks senior to all outstanding shares of the Company’s capital stock in terms of dividends, liquidation preferences and other special rights.

Section 7— Regulation FD

Item 7.01 Regulation FD Disclosure

On November 9, 2011, the Company issued a press release announcing the appointment of Mr. Misemer to the Company’s Board of Directors.  A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K and incorporated by reference herein.  In accordance with General Instruction B.2 of Form 8-K, Exhibit 99.2 hereto shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit No.	Description
99.1	Press Release dated November 8, 2011.
99.2	Press Release dated November 9, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xplore Technologies Corp.

	By:	/s/Michael J. Rapisand
	Name:	Michael J. Rapisand
	Title:	Chief Financial Officer

Dated: November 9, 2011